EXHIBIT 99.1

J.JILL, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Increases Quarterly Dividend by 12.5%

Provides Q1 and Full Year FY26 Outlook

Quincy, Mass – March 31, 2026 – J.Jill, Inc. (NYSE:JILL) (“J.Jill” or the “Company”) today announced financial results for the fourth quarter and fiscal year ended January 31, 2026 and that the Board declared a cash dividend of $0.09 per share payable on April 28, 2026 to stockholders of record of issued and outstanding shares of the Company's common stock as of April 14, 2026. The quarterly dividend reflects a 12.5% increase over the previous dividend and equates to an annualized dividend rate of $0.36 per common share.

Mary Ellen Coyne, President and Chief Executive Officer of J.Jill, Inc. stated, “Throughout 2025, we deliberately embarked on a period of testing and learning to build the foundation for expanding our customer file. As we moved into the second half of the year, we validated new opportunities within our product assortment, piloted customer acquisition strategies, and implemented enhanced operational capabilities. We are encouraged by the early progress on these initiatives, and remain focused on the important work required to position the business for sustainable growth. Enabled by our disciplined operating model, we remain confident that the evolution of our product and marketing efforts will enhance and broaden the appeal and awareness of our incredible brand.”

For the fourth quarter ended January 31, 2026:

•
Net sales for the fourth quarter of fiscal 2025 decreased 3.1% to $138.4 million compared to $142.8 million for the fourth quarter of fiscal 2024.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 4.8% for the fourth quarter of fiscal 2025.
•
Direct to consumer net sales, which represented 53.5% of net sales, were up 2.6% compared to the fourth quarter of fiscal 2024.
•
Gross profit was $87.3 million compared to $94.8 million in the fourth quarter of fiscal 2024. Gross margin was 63.1% compared to 66.3% in the fourth quarter of fiscal 2024. The Company incurred approximately $4.5 million of incremental tariff costs, net of vendor mitigation, in the fourth quarter of fiscal 2025 compared to the prior year period.
•
SG&A was $87.0 million compared to $89.3 million in the fourth quarter of fiscal 2024. SG&A as a percentage of total net sales was 62.9% compared to 62.5% in the fourth quarter of fiscal 2024.
•
Operating loss was $0.2 million compared to income of $5.1 million in the fourth quarter of fiscal 2024. Operating loss margin for the fourth quarter of fiscal 2025 was 0.1% compared to operating income margin of 3.6% in the fourth quarter of fiscal 2024. Adjusted Income from Operations* was $1.3 million compared to $9.0 million in the fourth quarter of fiscal 2024.
•
Interest expense was $2.2 million compared to $2.7 million in the fourth quarter of fiscal 2024. Interest income was $0.5 million in the fourth quarter of fiscal 2025 compared to $0.5 million in the fourth quarter of fiscal 2024.
•
During the fourth quarter of fiscal 2025, the Company recorded an income tax benefit of $1.4 million compared to an income tax provision of $0.7 million in the fourth quarter of fiscal 2024 and the effective tax rate was 28.8% compared to 23.0% in the fourth quarter of fiscal 2024.
•
Net Loss was $3.5 million compared to Net Income $2.2 million in the fourth quarter of fiscal 2024. Net Loss in the fourth quarter of fiscal 2025 included $3.1 million in expenses related to the loss on debt refinancing in the period.

•
Net Loss per Diluted Share was $0.23 for the fourth quarter of fiscal 2025 compared to Net Income per Diluted Share $0.14 for the fourth quarter of fiscal 2024. Adjusted Net Loss per Diluted Share* in the fourth quarter of fiscal 2025 was $0.02 compared to Adjusted Net Income per Diluted Share* of $0.32 in the fourth quarter of fiscal 2024.
•
Adjusted EBITDA* for the fourth quarter of fiscal 2025 was $7.2 million compared to $14.5 million for the fourth quarter of fiscal 2024. Adjusted EBITDA margin* for the fourth quarter of fiscal 2025 was 5.2% compared to 10.2% for the fourth quarter of fiscal 2024.
•
The Company opened seven stores in the fourth quarter of fiscal 2025. The store count at the end of the fourth quarter was 256 stores compared to 252 stores at the end of the fourth quarter of fiscal 2024.

For year ended January 31, 2026:

•
Net sales for year ended January 31, 2026 decreased 2.3% to $596.5 million compared to $610.9 million for year ended February 1, 2025.
•
Total company comparable sales for the year ended January 31, 2026, which includes comparable store and direct to consumer sales, decreased by 3.1% compared to the year ended February 1, 2025
•
Direct to consumer net sales, which represented 48.2% of net sales, decreased 0.8% compared to year ended February 1, 2025.
•
Gross profit was $409.7 million compared to $429.9 million for year ended February 1, 2025. Gross margin was 68.7% compared to 70.4% for year ended February 1, 2025. The Company incurred approximately $7.5 million of incremental tariff costs net of vendor mitigation in fiscal 2025 compared to the prior year.
•
SG&A was $358.5 million compared to $353.4 million for year ended February 1, 2025. SG&A as a percentage of total net sales was 60.1% compared to 57.9% for year ended February 1, 2025.
•
Operating income was $50.6 million compared to $75.7 million for year ended February 1, 2025. Operating income margin for year ended January 31, 2026 was 8.5% compared to 12.4% for year ended February 1, 2025. Adjusted Income from Operations* was $60.9 million compared to $84.9 million for year ended February 1, 2025.
•
Interest expense was $10.4 million compared to $15.7 million for year ended February 1, 2025. Interest income was $2.0 million compared to $2.6 million for year ended February 1, 2025.
•
During year ended January 31, 2026, the Company recorded an income tax provision of $11.2 million compared to $14.5 million for year ended February 1, 2025 and the effective tax rate was 28.6% compared to 26.9% for year ended February 1, 2025.
•
Net Income was $27.9 million compared to $39.5 million for year ended February 1, 2025. Net Income for year ended January 31, 2026 included $3.1 million in expenses related to the loss on debt refinancing in the fourth quarter of fiscal 2025. Net Income for year ended February 1, 2025 included $8.6 million in expenses related to the loss on extinguishment of debt in the second quarter of fiscal 2024.
•
Net Income per Diluted Share was $1.82 compared to $2.61 for year ended February 1, 2025. Adjusted Net Income per Diluted Share* for year ended January 31, 2026 was $2.44 compared to $3.47 for year ended February 1, 2025.
•
Adjusted EBITDA* for year ended January 31, 2026 was $84.3 million compared to $107.1 million for year ended February 1, 2025. Adjusted EBITDA margin* for year ended January 31, 2026 was 14.1% compared to 17.5% for year ended February 1, 2025.
•
The Company opened nine new stores and closed five stores during fiscal 2025, ending the year with 256 stores compared to 252 stores at the end of fiscal 2024.

Balance Sheet and Cash Flow Highlights

•
Inventory at the end of the fourth quarter of fiscal 2025 was $70.1 million compared to $61.3 million at the end of the fourth quarter of fiscal 2024. The inventory balance at the end of the fourth quarter of fiscal 2025 included approximately $9.0 million of incremental net tariff costs.

•
Net Cash used by Operating Activities for the thirteen weeks ended January 31, 2026, was $1.6 million compared to Net Cash provided by Operating Activities of $8.1 million in the prior year period . Net Cash provided by Operating Activities for year ended January 31, 2026, was $42.1 million compared to $65.0 million for year ended February 1, 2025.
•
Free Cash Flow* for the thirteen weeks ended January 31, 2026, was ($11.7) compared to Free Cash Flow* of $0.4 million for the prior year period. Free Cash Flow* for the year ended January 31, 2026, was $23.2 million compared to $47.3 million for the year ended February 1, 2025.
•
The Company ended fiscal 2025 with a cash balance of $41.0 million.
•
On December 15, 2025, the Company announced the successful completion of the refinancing of its existing credit agreement with a new $75 million senior secured five-year term loan facility. The refinancing replaced the Company's previous term loan credit agreement dated April 5, 2023, providing enhanced financial flexibility and improved terms.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Share Repurchase Authorization

During the fourth quarter and Fiscal Year ended January 31, 2026, the Company repurchased 266,891 and 637,743 shares of its common stock for an aggregate purchase price of approximately $3.8 and $10.4 million, respectively.

As of January 31, 2026, the Company had about $14.1 million remaining under our currently authorized $25.0 million share repurchase program, which expires on December 6, 2026. The share repurchase program is expected to be funded through the Company’s existing cash and future free cash flow. The timing of any repurchases and the number of shares repurchased are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time through open market transactions, block trades, privately negotiated purchase transactions or other purchase techniques and may include purchases effected pursuant to one or more trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Quarterly Dividend Payment

On December 3, 2025, the Board declared a cash dividend of $0.08 per share, payable on January 7, 2026 to stockholders of record of issued and outstanding shares of the Company’s common stock as of December 24, 2025.

Following the end of the fourth quarter of fiscal 2025, on March 31, 2026, the Board declared a cash dividend of $0.09 per share payable on April 28, 2026 to stockholders of record of issued and outstanding shares of the Company's common stock as of April 14, 2026. The quarterly dividend reflects a 12.5% increase over the previous dividend and equates to an annualized dividend rate of $0.36 per common share.

Outlook

The following outlook assumes an average 20% reciprocal tariff rate on applicable inventory received prior to February 28, 2026, an average 10% reciprocal tariff rate on applicable inventory received after February 28, 2026 through the first quarter of fiscal 2026, and an average 15% reciprocal tariff rate thereafter. The Company’s outlook does not assume receipt of any refunds on tariffs paid to date. In addition, the Company's outlook assumes a prudent approach to inventory investments with unit purchases positioned down in the mid-single digit percentage range compared to fiscal 2025.

For the first quarter of fiscal 2026, the Company expects the following:

•
Net Sales to decline 5% to 7% compared to fiscal 2025
•
Comparable Sales to decline 7% to 9% compared to fiscal 2025

•
Gross margin to decline approximately 400 basis points compared to fiscal 2025 incorporating approximately $5 million of incremental cost impact from tariffs
•
Adjusted EBITDA of $15 million to $17 million

For the full year of fiscal 2026, the Company expects the following:

•
Net Sales to be flat to down 2% compared to fiscal 2025
•
Comparable Sales to decline 1% to 3% compared to fiscal 2025
•
Gross margin to decline approximately 50 basis points compared to fiscal 2025 incorporating approximately $15 million of incremental cost impact from tariffs
•
Adjusted EBITDA of $70 million to $75 million
•
Total capital expenditures of approximately $25 million
•
Net new store growth of approximately 5 new stores
•
Free cash flow of approximately $20 million

Conference Call Information

A conference call to discuss fourth quarter 2025 and fiscal year ended January 31, 2026 results is scheduled for today, March 31, 2026, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until April 7, 2026.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through about 250 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus (less) depreciation and amortization, income tax provision, interest expense, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets, gain/loss due to hurricane and other non-recurring items, primarily consisting of non-ordinary course professional fees, non-employee share-based payments, CEO transition costs, severance expense, and legal settlements and fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus (less) equity-based compensation expense, write-off of property and equipment, loss on extinguishment of debt, loss on debt refinancing, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, loss due to hurricane and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “on-going,” “remain,” “on-track,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our new predictive AI-powered inventory forecasting model and other AI tools, our upgraded point-of-sale system and our recently implemented order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	January 31, 2026	February 1, 2025
Net sales	$138,410	$142,842
Costs of goods sold (exclusive of depreciation and amortization)	51,099	48,092
Gross profit	87,311	94,750
Selling, general and administrative expenses	86,994	89,311
Impairment of long-lived assets	472	359
Operating (loss) income	(155)	5,080
Loss on debt refinancing	3,116	—
Interest expense	2,210	2,692
Interest income	(539)	(530)
Income before provision for income taxes	(4,942)	2,918
Income tax (benefit) provision	(1,421)	670
Net (loss) income and total comprehensive income	$(3,521)	$2,248
Net (loss) income per common share:
Basic	$(0.23)	$0.15
Diluted	$(0.23)	$0.14
Weighted average common shares:
Basic	15,012,230	15,329,437
Diluted	15,313,933	15,563,041
Cash dividends declared per common share	$0.08	$0.07

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Net sales	$596,549	$610,857
Costs of goods sold (exclusive of depreciation and amortization)	186,804	181,001
Gross profit	409,745	429,856
Selling, general and administrative expenses	358,451	353,382
Impairment of long-lived assets	684	772
Operating income	50,610	75,702
Loss on extinguishment of debt	—	8,570
Loss on debt refinancing	3,116	—
Interest expense	10,433	15,701
Interest income	(1,992)	(2,550)
Income before provision for income taxes	39,053	53,981
Income tax provision	11,162	14,498
Net income and total comprehensive income	$27,891	$39,483
Net income per common share:
Basic	$1.84	$2.64
Diluted	$1.82	$2.61
Weighted average common shares:
Basic	15,188,966	14,956,165
Diluted	15,340,148	15,136,833
Cash dividends declared per common share	$0.32	$0.21

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share data)

	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$41,015	$35,427
Accounts receivable, net	4,322	5,017
Inventories, net	70,066	61,295
Prepaid expenses and other current assets	25,786	20,291
Total current assets	141,189	122,030
Property and equipment, net	56,794	55,325
Intangible assets, net	56,322	61,015
Goodwill	59,697	59,697
Operating lease assets, net	128,944	112,303
Other assets	7,270	7,329
Total assets	$450,216	$417,699
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$57,650	$51,980
Accrued expenses and other current liabilities	30,864	40,479
Current portion of long-term debt	1,875	—
Current portion of operating lease liabilities	40,259	34,649
Total current liabilities	130,648	127,108
Long-term debt, net of discount and current portion	71,435	69,419
Deferred income taxes	14,403	9,389
Operating lease liabilities, net of current portion	111,231	104,751
Other liabilities	1,000	1,263
Total liabilities	328,717	311,930
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 15,522,614 and 15,344,053 shares issued at January 31, 2026 and February 1, 2025 respectively; and 14,865,040 and 15,324,222 shares outstanding at January 31, 2026 and February 1, 2025, respectively	157	153
Additional paid-in capital	240,981	242,781
Treasury stock, at cost, 657,574 shares and 19,831 shares at January 31, 2026 and February 1, 2025, respectively	(10,888)	(523)
Accumulated deficit	(108,751)	(136,642)
Total shareholders’ equity	121,499	105,769
Total liabilities and shareholders’ equity	$450,216	$417,699

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	January 31, 2026	February 1, 2025
Net (loss) income	$(3,521)	$2,248
Add (Less):
Depreciation and amortization	5,337	5,245
Income tax (benefit) provision	(1,421)	670
Interest expense	2,210	2,692
Interest income	(539)	(530)
Adjustments:
Equity-based compensation expense (a)	1,269	1,836
Write-off of property and equipment (b)	3	31
Amortization of cloud-based software implementation costs (c)	562	237
Loss on debt refinancing (d)	3,116	—
Adjustment for exited retail stores (e)	—	(227)
Impairment of long-lived assets (f)	472	359
(Gain) due to hurricane (g)	(1,102)	(250)
Other non-recurring items (h)	782	2,190
Adjusted EBITDA	$7,168	$14,501
Net sales	138,410	142,842
Adjusted EBITDA margin	5.2%	10.2%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents loss on the repayment of the 2023 Term Loan Credit Agreement in December 2025.
(e)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right-of-use assets and leasehold improvements.
(g)
Represents (gain) loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(h)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Net income	$27,891	$39,483
Add (Less):
Depreciation and amortization	21,215	21,337
Income tax provision	11,162	14,498
Interest expense	10,433	15,701
Interest income	(1,992)	(2,550)
Adjustments:
Equity-based compensation expense (a)	5,376	6,510
Write-off of property and equipment (b)	218	105
Amortization of cloud-based software implementation costs (c)	2,238	882
Loss on extinguishment of debt (d)	—	8,570
Loss on debt refinancing (e)	3,116	—
Adjustment for exited retail stores (f)	(242)	(843)
Impairment of long-lived assets (g)	684	772
(Gain) loss due to hurricane (h)	(1,102)	2
Other non-recurring items (i)	5,345	2,673
Adjusted EBITDA	$84,342	$107,140
Net sales	596,549	610,857
Adjusted EBITDA margin	14.1%	17.5%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents loss on the prepayment of a portion of the term loan.
(e)
Represents loss on the repayment of the 2023 Term Loan Credit Agreement in December 2025.
(f)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(g)
Represents impairment of long-lived assets related to right-of-use assets and leasehold improvements.
(h)
Represents (gain) loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(i)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	January 31, 2026	February 1, 2025
Operating (loss) income	$(155)	$5,080
Add (Less):
Equity-based compensation expense (a)	1,269	1,836
Write-off of property and equipment (b)	3	31
Adjustment for exited retail stores (c)	—	(227)
Impairment of long-lived assets (d)	472	359
(Gain) due to hurricane (e)	(1,102)	(250)
Other non-recurring items (f)	782	2,190
Adjusted income from operations	$1,269	$9,019

	For the Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Operating income	$50,610	$75,702
Add (Less):
Equity-based compensation expense (a)	5,376	6,510
Write-off of property and equipment (b)	218	105
Adjustment for exited retail stores (c)	(242)	(843)
Impairment of long-lived assets (d)	684	772
(Gain) loss due to hurricane (e)	(1,102)	2
Other non-recurring items (f)	5,345	2,673
Adjusted income from operations	$60,889	$84,921

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right-of-use assets and leasehold improvements.
(e)
Represents (gain) loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	January 31, 2026	February 1, 2025
Net (loss) income	$(3,521)	$2,248
Add: Income tax provision	(1,421)	670
Income before provision for income tax	(4,942)	2,918
Adjustments:
Equity-based compensation expense (a)	1,269	1,836
Write-off of property and equipment (b)	3	31
Loss on debt refinancing (c)	3,116	—
Adjustment for exited retail stores (d)	—	(227)
Impairment of long-lived assets (e)	472	359
(Gain) due to hurricane (f)	(1,102)	(250)
Other non-recurring items (g)	782	2,190
Adjusted (loss) income before income tax provision	(402)	6,857
Less: Adjusted tax (benefit) provision (h)	(115)	1,845
Adjusted net (loss) income	$(287)	$5,012
Adjusted net (loss) income per share:
Basic	$(0.02)	$0.33
Diluted	$(0.02)	$0.32
Weighted average number of common shares:
Basic	15,012,230	15,329,437
Diluted	15,313,933	15,563,041

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the repayment of the 2023 Term Loan Credit Agreement in December 2025.
(d)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right-of-use assets and leasehold improvements.
(f)
Represents (gain) loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(g)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(h)
The adjusted tax (benefit) provision for adjusted net income is estimated by applying a rate of 28.6% for the fourth quarter of fiscal 2025 and 26.9% for the fourth quarter of fiscal 2024.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Net income	$27,891	$39,483
Add: Income tax provision	11,162	14,498
Income before provision for income tax	39,053	53,981
Adjustments:
Equity-based compensation expense (a)	5,376	6,510
Write-off of property and equipment (b)	218	105
Loss on extinguishment of debt (c)	—	8,570
Loss on debt refinancing (d)	3,116	—
Adjustment for exited retail stores (e)	(242)	(843)
Impairment of long-lived assets (f)	684	772
(Gain) loss due to hurricane (g)	(1,102)	2
Other non-recurring items (h)	5,345	2,673
Adjusted income before income tax provision	52,448	71,770
Less: Adjusted tax provision (i)	15,000	19,306
Adjusted net income	$37,448	$52,464
Adjusted net income per share:
Basic	$2.47	$3.51
Diluted	$2.44	$3.47
Weighted average number of common shares:
Basic	15,188,966	14,956,165
Diluted	15,340,148	15,136,833

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the prepayment of a portion of the term loan.
(d)
Represents loss on the repayment of the 2023 Term Loan Credit Agreement in December 2025.
(e)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right-of-use assets and leasehold improvements.
(g)
Represents (gain) loss on write-off of property and equipment and inventory at one store location due to hurricane and insurance recovery received to date.
(h)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, severance expense, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(i)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 28.6% for the year ended January 31, 2026 and 26.9% for the year ended February 1, 2025.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended
	January 31, 2026	February 1, 2025
Net cash (used in) provided by operating activities	$(1,605)	$8,089
Net cash used in investing activities	(10,105)	(7,708)
Net cash used in financing activities	(5,281)	(3,719)
Net change in cash and cash equivalents	(16,991)	(3,338)
Cash and cash equivalents and restricted cash:
Beginning of Period	58,369	39,133
Decrease in restricted cash	—	(5)
End of Period (a)	$41,378	$35,790

	For the Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Net cash provided by operating activities	$42,144	$65,036
Net cash used in investing activities	(18,915)	(17,755)
Net cash used in financing activities	(17,641)	(74,026)
Net change in cash and cash equivalents	5,588	(26,745)
Cash and cash equivalents and restricted cash:
Beginning of Period	35,790	62,540
Decrease in restricted cash	—	(5)
End of Period (a)	$41,378	$35,790
(a)
Includes $0.4 million of restricted cash for the thirteen and fifty-two weeks ended January 31, 2026 and February 1, 2025. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the consolidated balance sheets.

Summary Data from the Statement of Cash Flows

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	For the Fiscal Year Ended
	January 31, 2026	February 1, 2025	February 3, 2024
Cash and cash equivalents	$41,015	$35,427	$62,172
Restricted cash reported in Prepaid expenses and other current assets	363	363	368
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$41,378	$35,790	$62,540

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended
	January 31, 2026	February 1, 2025
Net cash (used in) provided by operating activities	$(1,605)	$8,089
Less: Capital expenditures (a)	(10,105)	(7,708)
Free cash flow	$(11,710)	$381

	For the Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Net cash provided by operating activities	$42,144	$65,036
Less: Capital expenditures (a)	(18,915)	(17,755)
Free cash flow	$23,229	$47,281
(a)
Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:
Michael McMullan / Danielle Poggi
Berns Communications Group
mmcmullan@bcg-pr.com / dpoggi@bcg-pr.com